                                 DAOU SYSTEMS, INC.

                                 SERIES A PREFERRED
                              STOCK PURCHASE AGREEMENT

                                -------------------

                                   JULY 26, 1999

                                   TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I      PURCHASE AND SALE OF STOCK ........................................... 1

     1.1       Sale and Issuance of Series A Preferred Stock ........................ 1
     1.2       Closing .............................................................. 1

ARTICLE II     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY ............. 2

     2.1       Organization, Good Standing and Qualification ........................ 2
     2.2       Capitalization and Voting Rights ..................................... 2
     2.3       Subsidiaries ......................................................... 3
     2.4       Authorization ........................................................ 3
     2.5       Valid Issuance of Preferred and Common Stock ......................... 3
     2.6       Governmental Consents ................................................ 4
     2.7       Litigation ........................................................... 4
     2.8       Patents and Trademarks ............................................... 4
     2.9       Compliance with Other Instruments .................................... 4
     2.10      Agreements; Action ................................................... 5
     2.11      Changes .............................................................. 5
     2.12      Employee Benefit Plans ............................................... 6
     2.13      Tax Returns, Payments and Elections .................................. 6
     2.14      Labor Agreements and Actions ......................................... 7
     2.15      Insurance ............................................................ 7
     2.16      Disclosure ........................................................... 7
     2.17      Use of Proceeds ...................................................... 8
     2.18      Year 2000 Compliance ................................................. 8

ARTICLE III    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR............. 9

     3.1       Authorization ........................................................ 9
     3.2       Purchase Entirely for Own Account .................................... 9
     3.3       Due Diligence; Disclosure of Information ............................. 9
     3.4       Investment Experience ................................................ 9
     3.5       Accredited Investor; Investor Status ................................. 9
     3.6       Restricted Securities ................................................10
     3.7       Further Limitations on Disposition ...................................10
     3.8       No Transfers Except Pursuant to Registration Statement ...............10
     3.9       Legends ..............................................................10
     3.10      Securities Law Compliance ............................................11

ARTICLE IV     CALIFORNIA COMMISSIONER OF CORPORATIONS ..............................12

     4.1       Corporate Securities Law .............................................12


                                      -i-

                                   TABLE OF CONTENTS
                                      (continued)

                                                                                   PAGE
                                                                                   ----

ARTICLE V      CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING ......................12

     5.1       Representations and Warranties .......................................12
     5.2       Performance ..........................................................12
     5.3       Compliance Certificate ...............................................12
     5.4       Charter Document .....................................................12
     5.5       Proceedings and Documents ............................................12
     5.6       Board of Directors ...................................................13
     5.7       Opinion of Company Counsel ...........................................13
     5.8       Other Agreements .....................................................13

ARTICLE VI     CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING ...................13

     6.1       Representations and Warranties .......................................13
     6.2       Payment of Purchase Price ............................................13
     6.3       Other Agreements .....................................................13

ARTICLE VII    MISCELLANEOUS ........................................................13

     7.1       Survival of Warranties ...............................................13
     7.2       Successors and Assigns ...............................................13
     7.3       Governing Law ........................................................14
     7.4       Counterparts .........................................................14
     7.5       Titles and Subtitles .................................................14
     7.6       Notices ..............................................................14
     7.7       Finders' Fee or Commission ...........................................14
     7.8       Expenses .............................................................14
     7.9       Amendments and Waivers ...............................................14
     7.10      Severability .........................................................15
     7.11      Aggregation of Stock .................................................15
     7.12      Entire Agreement .....................................................15

                                  SERIES A PREFERRED
                               STOCK PURCHASE AGREEMENT

          THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT, ("AGREEMENT") dated July 26, 1999, is among DAOU SYSTEMS, INC., a Delaware corporation (the "COMPANY"), and the investors listed on SCHEDULE 1, each of which is referred to in this Agreement as an "INVESTOR."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

                                      ARTICLE I

                              PURCHASE AND SALE OF STOCK

     1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

          (a) The Company will adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) a Certificate of Designations in the form attached to this Agreement as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS").

          (b) Subject to the terms and conditions of this Agreement, each Investor will purchase at the Closing and the Company will sell and issue to each Investor at the Closing that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on SCHEDULE 1 for the purchase price set forth thereon.

          (c) Any such Investor will become a party to this Agreement and that certain Registration Rights Agreement of even date herewith, by and among the Company and the Investors, the form of which is attached to this Agreement as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") and will have the rights and obligations under this Agreement and thereunder, unless such Investor enters into an agreement which provides otherwise.

     1.2 CLOSING. The purchase and sale of the Series A Preferred Stock will take place at the offices of Baker & McKenzie, 101 West Broadway, Suite 1200, San Diego, California, at 10:00 A.M., on July 26, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant to this Agreement mutually agree upon orally or in writing (which time and place are designated as the "CLOSING"). At the Closing the Company will deliver to each Investor a certificate representing the Series A Preferred Stock which such Investor is purchasing against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

                                      ARTICLE II

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Investor that the statements in the following Sections are true and correct, except as set forth on a Schedule of Exceptions furnished each Investor, and special counsel for the Investors, which exceptions will be deemed to be representations and warranties as if made pursuant to this Agreement.

     2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company and each of its subsidiaries ("SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business or properties of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

     2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company at June 30, 1998 consisted of:

          (a) PREFERRED STOCK. Five Million (5,000,000) shares of Preferred Stock, par value .001 par share (the "PREFERRED STOCK"), of which Three Million Five Hundred Twenty Thousand Two Hundred Fifty Five (3,520,255) shares have been designated Series A Preferred Stock and Two Million One Hundred Eighty-One Thousand Eight Hundred Eighteen (2,181,818) of which will be sold pursuant to this Agreement and One Million Three Hundred Thirty-Eight Thousand Four Hundred Thirty-Seven (1,338,437) of which have been reserved for payment of payment-in-kind dividends and possible issuance pursuant to adjustment of the Conversion Price pursuant to the anti-dilution provisions of the Certificate of Designations with respect to the Series A Preferred Stock. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Certificate of Designations. No Shares of Preferred Stock are outstanding.

          (b) COMMON STOCK. Fifty Million (50,000,000) shares of common stock, par value .001 per share ("COMMON STOCK"), of which Seventeen Million Six Hundred Eighty-Nine Thousand Seven Hundred Twenty-Eight (17,689,728) shares were issued and outstanding as of June 30, 1999.

          (c) Except for (i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, (ii) warrants to purchase an aggregate of 130,393 shares of Common Stock at a price of $4.99 per share issued to Needham & Company, and Needham Capital, S.B.I.C. L.P. in connection with the Company's private placement of Preferred Stock in October 1995, (iv) options to employees pursuant to the Company's 1996 Stock Option Plan, (v) other employee options reflected in the Company's public filings with the Securities and Exchange Commission ("SEC") (the "SEC FILINGS"), or (vi) as otherwise set forth in the SEC Filings, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No person holds registration rights other than pursuant to the Registration Rights Agreement, the holder or holders of the warrant referred to in CLAUSE (ii) above and as reflected in the Company's
SEC Filings in connection with the Company's acquisition by merger of certain corporations in 1997 and 1998. Except with respect to the warrants referenced in CLAUSE (ii), above, no person holds registration rights senior to, or PARI PASSU with, those granted to the Investors under the Registration Rights Agreement.

     2.3 SUBSIDIARIES. Except as set forth in the SEC Filings, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. All of the capital stock of the Subsidiaries is owned by the Company.

     2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Voting Agreement, the performance of all obligations of the Company pursuant to this Agreement, the Registration Rights Agreement and the Voting Agreement and the authorization, issuance (or reservation for issuance) and delivery of the Series A Preferred Stock being sold pursuant to this Agreement and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Registration Rights Agreement and the Voting Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

     2.5  VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

          (a) The Series A Preferred Stock which is being purchased by the Investors pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid and nonassessable free of any liens, encumbrances, and restrictions (other than restrictions under this Agreement and the Registration Rights Agreement) and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable, free of any liens, encumbrances, and restrictions (other than restrictions under this Agreement and the Registration Rights Agreement) and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series A Preferred Stock pursuant to this Agreement.

          (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

     2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series A Preferred Stock pursuant to this Agreement, (b) any filings required by the Blue Sky laws of the State of New York or Delaware and (c) any filings required pursuant to Regulation D, as amended, as promulgated by the Securities and Exchange Commission.

     2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or its Subsidiaries which questions the validity of this Agreement, or the Registration Rights Agreement or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or, except as set forth in the SEC Filings, which might result, either individually or in the aggregate, in a Material Adverse Effect. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the employees of the Company or its Subsidiaries, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or its Subsidiaries intends to initiate.

     2.8 PATENTS AND TRADEMARKS. To the Company's knowledge, the Company and its Subsidiaries each has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or its Subsidiaries has infringed or violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor any of its Subsidiaries is aware that it has or is currently infringing or violating any such rights. Neither the Company nor any of its Subsidiaries is aware of any infringement by third parties of any such rights of the Company or its Subsidiaries. As used in this SECTION 2.8 and elsewhere in this Agreement, "to the Company's knowledge" means to the Company's current, actual knowledge, without implication of a duty to investigate.

     2.9 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor its Subsidiaries is in violation or default of any provisions of its respective Certificate of Incorporation or Bylaws or in material violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. To the Company's best knowledge, the Company and its Subsidiaries is in compliance in all respects with all federal or state statutes, rules or regulations applicable to the Company and its Subsidiaries, the lack of compliance of which would cause a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or its Subsidiaries, their respective businesses or operations or any of their respective assets or properties.

     2.10 AGREEMENTS; ACTION.

          (a) There are no agreements (written or oral), understandings, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or its Subsidiaries is a party or by which it is bound which restrict or affect the development, manufacture or distribution of the products or services of the Company or its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to or repurchased any class or series of its capital stock, (ii) except pursuant to its Loan Agreement dated June 30, 1999 with HCFP Funding, Inc., incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses which exceed, in the aggregate, $100,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c) For the purposes of SUBSECTIONS (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or its Subsidiaries has reason to believe are affiliated therewith) will be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (d) Neither the Company nor any of its Subsidiaries is subject to any restriction under its Restated Certificate of Incorporation or Bylaws, which adversely affects its business as now conducted.

     2.11 CHANGES.  Since March 31, 1999, there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company's quarterly report on Form 10-Q for the period ending March 31, 1999, except changes which have been reported in the SEC Filings or otherwise in the ordinary course of business which have not been, in the aggregate, materially adverse.

          (b) any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

          (c) any waiver by the Company or any of its Subsidiaries of a material right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or its Subsidiaries, except in the ordinary course of business and which would have a Material Adverse Effect;

          (e) any change or amendment to, and neither the Company nor its Subsidiaries has received any notice of termination of and is not otherwise aware of any customer's intention to terminate, a material contract or arrangement by which the Company or its Subsidiaries or any of their respective assets or properties is bound or subject except as reflected in the SEC Filings; or

          (f) any material change in any compensation arrangement or agreement with any executive officer except as reflected in the SEC Filings.

     2.12 EMPLOYEE BENEFIT PLANS. With respect to each Employee Benefit Plan (within the meaning of Section 3.3 of the Employee Retiree Income Security Act of 1974, as amended ("ERISA")) maintained by, or to which the Company or its Subsidiaries contributes to or is obligated to contribute to: (i) each such Plan satisfies all of the provisions of ERISA, to the extent applicable; (ii) each such Plan intended to qualify under Section 401(a) or the Internal Revenue Code of 1986, as amended (the "CODE") or for any other tax-exempt or tax-favored status under the Code so qualifies; (iii) except with respect to outstanding liabilities for contributions or benefits relating to each such Plan (to the extent applicable, the amount of such outstanding current liabilities for contributions or benefits having been appropriately reserved against and reflected in the Company's publicly reported financial statements), neither the Company, any of its Subsidiaries nor any member of a controlled group of corporations or other entities (within the meaning of Sections 414(b), (c), (m) or (o) of the Code that includes the Company or its Subsidiaries is subject to any outstanding or potential liabilities or obligations, direct or indirect, relating to any such Plan, and (iv) there are no actual or potential claims or actions (other than claims for benefits in the normal course) relating to any such Plan.

     2.13 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company and its Subsidiaries have filed all tax returns and reports as required by federal and state law or has obtained timely extensions to filing thereof. These returns and reports are true and correct in all material respects. The Company and its Subsidiaries have paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company and its Subsidiaries as shown in the financial statements contained in the March 31, 1999 Form 10-Q is adequate for taxes due or accrued as of the date thereof.

     2.14 LABOR AGREEMENTS AND ACTIONS.

          (a) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other labor dispute involving the Company or its Subsidiaries pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving the employees of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or its Subsidiaries have a present intention to terminate the employment of any of the foregoing. Except as set forth in the SEC Filings, subject to general principles related to wrongful termination of employees and the employment policies of the Company and its Subsidiaries regarding payment of severance pay, the employment of each executive officer of the Company and its Subsidiaries is terminable at the will of the Company.

          (b) Except as reflected in the SEC Filings and for regular salary payments and fringe benefits under an individual's compensation package with the Company or its Subsidiaries, none of the officers, employees, directors, shareholders, or other affiliates of the Company or its Subsidiaries, or members of their families is a party to any agreements, understandings or proposed transactions with the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has guaranteed or assumed any obligations of its respective officers, directors, employees or affiliates of the Company or its Subsidiaries.

          (c) To the Company's knowledge, no employee of the Company or its Subsidiaries is, or is now expected to be, in violation of any term of any employment contract, patent assignment agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or its Subsidiaries because of the nature of the business conducted, or to be conducted, by the Company or its Subsidiaries or to the use of trade secrets or proprietary information of others, and, to the Company's knowledge, the employment of the employees of the Company and its Subsidiaries does not subject the Company or its Subsidiaries to any material liability. There is neither pending nor, to the Company's best knowledge, threatened any actions, suits, proceedings or claims with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

     2.15 INSURANCE. The Company believes that it and its Subsidiaries maintain an amount of casualty and liability insurance which is reasonably adequate to protect the Company and its financial condition against material risks arising out of the current nature of its business.

     2.16 DISCLOSURE. Neither this Agreement, the Registration Rights Agreement, nor any other written statements or certificates made or delivered in connection with this Agreement or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made in this Agreement or therein not misleading in light of the circumstances under which they were made. The Company's Form 10-K for the fiscal year ending December 31, 1998 as updated by its subsequent SEC Filings does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading in light of the circumstances under which they were made.

The Company covenants that as long as Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. ("Galen") hold, in the aggregate, at least 25% of the Series A Preferred Stock or a corresponding amount of Common Stock into which the Series A Preferred Stock is convertible, the Company shall use its best efforts to cause to be elected one representative selected by Galen Partners III, L.P. on the Company's Board of Directors assuming that candidate is otherwise qualified for service and his or her appointment as a director will be consistent with the fiduciary duties of the Board of Directors nominating this individual as a director. It is further agreed that (1) the Board of Directors of the Company shall consist of seven individuals at the Closing, (2) that, subject to SECTION 7 of the Certificate of Designations of the Series A Preferred Stock, the size of the board may not be altered except with majority consent of the outside directors of the Company,
(3) subject to compliance with fiduciary duties, that the Galen representative will be included on the audit and compensation committee and any other appropriate committee, including, but not limited to, a search committee for the new chief financial officer and any nominating committee for new or replacement directors, and (4) that all such committees will be comprised solely of outside directors.

     2.17 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Series A Preferred Stock for general corporate and working capital purposes.

     2.18 YEAR 2000 COMPLIANCE.   The Company will employ all reasonable
commercial efforts to ensure that all devices, systems, machinery, information technology, computer software and hardware and other date sensitive technology (collectively, the "SYSTEMS") necessary for the Company and its Subsidiaries to carry on its business as currently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Complaint within a period of time reasonably calculated to avoid a Material Adverse Effect. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used before, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error related to date data, specifically including any error relating to, or the product of, date data that represents or refers to different centuries or more than one century.

                                     ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

Each Investor hereby represents, warrants and covenants that:

     3.1 AUTHORIZATION. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "SECURITIES") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

     3.3 DUE DILIGENCE; DISCLOSURE OF INFORMATION. Each Investor has performed a due diligence investigation of the Company and its industry. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock.

     3.4 INVESTMENT EXPERIENCE. Each Investor is a professional investor with substantial knowledge about the industry in which the Company functions. Accordingly, each Investor has such knowledge and experience regarding the industry of the Company and in financial or business matters that it is capable of evaluating fully the merits and risks of the investment in the Series A Preferred Stock. Each Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and if other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock. Each Investor represents and warrants that it maintains its principal place of business at the address indicated for such Investor on the signature page of this Agreement and that each such Investor is organized under the laws of the state indicated for each such Investor on such signature pages.

     3.5 ACCREDITED INVESTOR; INVESTOR STATUS. Each Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect. Each of Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. is an institutional buyer as referenced in the General Business Law of the State of New York.

     3.6 RESTRICTED SECURITIES. Each Investor understands that the shares of Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "ACT"), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further will not make any disposition of all or any portion of the Series A Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this ARTICLE III and ARTICLE VII, provided and to the extent such sections are then applicable and the Registration Rights Agreement and:

          (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) (i) Such Investor will have notified the Company of any such proposed disposition (with the exception of sales pursuant to Rule 144 of the Act) and will have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

     3.8 NO TRANSFERS EXCEPT PURSUANT TO REGISTRATION STATEMENT. Each Investor further agrees that it may effect no transfer of the Series A Preferred Stock or the Common Stock issued upon conversion thereof except (i) pursuant to the registrations to be filed pursuant to SECTION 1.2 or 1.3 of the Registration Rights Agreement, (ii) pursuant to SECTION 1.11 of the Registration Rights Agreement, or (iii) in pro rata distribution to its partners.

     3.9 LEGENDS. It is understood that the certificates evidencing the Series A Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

          (a) THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA, DELAWARE, NEW YORK OR ANY OTHER STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY WILL BE MADE, NO ATTEMPTED SALE OR TRANSFER WILL BE VALID, AND THE ISSUER WILL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION

UNLESS (A) SUCH TRANSACTION WILL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES OR BLUE SKY LAWS, OR
(B) THE ISSUER WILL BE REASONABLY SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

          (b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE RESTRICTIONS ON TRANSFER OF A CERTAIN SERIES A PREFERRED STOCK PURCHASE AGREEMENT DATED JULY 26, 1999, AS AMENDED FROM TIME TO TIME AND (B) THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED JULY 26, 1999, AS AMENDED FROM TIME TO TIME. THE CORPORATION WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF EACH SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

          (c) THE SHARES EVIDENCED HEREBY ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE CORPORATION AND WILL BE AUTOMATICALLY SO CONVERTED IN CERTAIN SITUATIONS, SUBJECT TO ADJUSTMENT IN CERTAIN CIRCUMSTANCES, IN EACH CASE AS MORE FULLY SET FORTH IN THE CERTIFICATE OF DESIGNATIONS TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION DATED JULY 22, 1999 (THE "CERTIFICATE OF DESIGNATIONS"). A FULL STATEMENT OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES AND SERIES OF SHARES OF THE CORPORATION AND UPON THE HOLDERS THEREOF ARE SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. THE CERTIFICATE OF DESIGNATIONS MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION UPON REQUEST AND WITHOUT CHARGE.

          (d) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

          (e) Any other legend required to comply with applicable state securities laws.

     3.10 SECURITIES LAW COMPLIANCE. Each Investor acknowledges and understands that the Company is relying on the representations and warranties set forth above in this ARTICLE III for compliance with applicable federal and state securities laws.

                                      ARTICLE IV


                       CALIFORNIA COMMISSIONER OF CORPORATIONS

     4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                                      ARTICLE V

                   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

The obligations of each Investor under SUBSECTION 1.1(b) are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which will not be effective against any Investor who does not consent in writing thereto:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in ARTICLE II will be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2 PERFORMANCE. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3 COMPLIANCE CERTIFICATE. The President of the Company will deliver to each Investor at the Closing a certificate certifying that the conditions specified in SECTIONS 5.1 and 5.2 have been fulfilled and stating that there will have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since March 31, 1999.

     5.4 CHARTER DOCUMENT. The Company will have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations and such instrument will have become effective as provided by Delaware law.

     5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Investors' special counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     5.6 BOARD OF DIRECTORS. As of Closing, the members of the Board of Directors of the Company shall be: Georges J. Daou, Daniel J. Daou, David W. Jahns, Richard B. Jaffe, John H. Moragne, Larry D. Grandia and Kevin M. Fickenscher, M.D.

     5.7 OPINION OF COMPANY COUNSEL. Each Investor will have received from Baker & McKenzie, counsel for the Company, an opinion, dated as of the Closing, in form and substance reasonably satisfactory to the special counsel to the Investors.

     5.8 OTHER AGREEMENTS. The Company and each Investor will have entered into the Registration Rights Agreement in the form attached as EXHIBIT B and each of Georges J. Daou and Daniel J. Daou and each Investor will have entered into the Voting Agreement attached as EXHIBIT C dated as of the date of this Agreement.

                                      ARTICLE VI


                  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in ARTICLE III will be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.2 PAYMENT OF PURCHASE PRICE. Each Investor will have delivered the purchase price as required by SECTION 1.2.

     6.3 OTHER AGREEMENTS. Each Investor will have entered into the Registration Rights Agreement dated as of the date of this Agreement.

                                     ARTICLE VII

                                    MISCELLANEOUS

     7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing for two years and will not be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

     7.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will not inure to the benefit of and be binding upon the respective successors and permitted assigns of Investor. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective assigns of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.3 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal (including air-courier) delivery to the party to be notified, by telecopy upon receipt of the appropriate answer-back or 3 days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page of this Agreement, or at such other address as such party may designate by ten days' advance written notice to the other parties.

     7.7 FINDERS' FEE OR COMMISSION. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction except with respect to the fee payable by the Company to Hambrecht & Quist in the amount previously disclosed to the Investors. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) arising out of any dealing, commitment or agreement of the Investor or any of its officers, partners, employees, or representatives.

          The Company will indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) arising out of any dealing, commitment or agreement of the Company or any of its officers, employees or representatives.

     7.8 EXPENSES. Irrespective of whether the Closing is effected, the Company will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Agreements and instruments contemplated hereby or entered into in connection herewith. If (and only if) the Closing is effected, the Company will reimburse up to $75,000 of the reasonable out-of-pocket expenses of Investors, including fees of special counsel and certain other professional advisers to the Investors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Designations the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this SECTION 7.9 will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     7.11 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     7.12 ENTIRE AGREEMENT. This Agreement and the documents referred to in this Agreement constitute the entire agreement among the parties and no party will be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth in this Agreement or therein.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       THE COMPANY:

                                       DAOU SYSTEMS, INC.

                                       By: /s/ Larry D. Grandia
                                          -------------------------------------
                                       Name: Larry D. Grandia
                                       Title: Chief Executive Officer

                                       GALEN PARTNERS III, L.P.,
                                       a Delaware Limited Partnership
                                       By: Claudius, L.L.C.,
                                       a Delaware Limited Liability Company


                                       By: /s/ Bruce F. Wesson
                                          -------------------------------------
                                           Senior Managing Member

                                       GALEN PARTNERS INTERNATIONAL III, L.P.,
                                       a Delaware Limited Partnership
                                       By:  Claudius, L.L.C.,
                                       a Delaware Limited Liability Company

                                       By: /s/ Bruce F. Wesson
                                          -------------------------------------
                                           Senior Managing Member


                                       GALEN EMPLOYEE FUND III, L.P.,
                                       a Delaware Limited Partnership
                                       By: Wesson Enterprises, Inc.

                                       By: /s/  Bruce F. Wesson
                                          -------------------------------------
                                       Bruce F. Wesson
                                       President

                    [SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT]

     INVESTORS
     ---------

---------------------------------------------------------------------------------------
                 NAME                     PURCHASE PRICE    NUMBER OF
                                            FOR SHARES        SHARES          TOTAL
---------------------------------------------------------------------------------------
  Galen Partners III, L.P.                     $5.50        1,993,234     $10,962,788
---------------------------------------------------------------------------------------
  Galen Partners International III, L.P.       $5.50          180,422        $992,321
---------------------------------------------------------------------------------------
  Galen Employee Fund III, L.P.                $5.50            8,162         $44,891
---------------------------------------------------------------------------------------
  TOTAL                                                     2,181,818     $12,000,000
---------------------------------------------------------------------------------------

                                      EXHIBIT A

                            CERTIFICATE OF DESIGNATIONS

                                   [SEE ATTACHED]

                                     EXHIBIT B

                           REGISTRATION RIGHTS AGREEMENT

                                   [SEE ATTACHED]

                                     EXHIBIT C

                                 VOTING AGREEMENT

                                  [SEE ATTACHED]









                                       C-1